Exhibit 99.3

VOTE ON INTERNET
Go to http://www.vstocktransfer.com/proxy
Click on Proxy Voter Login and log-on using the below control number. Voting will be open until 11:59 p.m. Eastern Daylight Time on [●], 2024.
CONTROL # VOTE BY EMAIL
Mark, sign and date your proxy card and return it to vote@vstocktransfer.com
* SPECIMEN *
1 MAIN STREET	VOTE BY MAIL
ANYWHERE PA 99999-9999	Mark, sign and date your proxy card and return it in the envelope we have provided.
VOTE IN PERSON
If you would like to vote in person, please attend the Special Meeting to be held on [●], 2024 at 10:00 a.m. Eastern Daylight Time at the offices of Fox Rothschild LLP, located at 101 Park Avenue, 17th Floor, New York, New York 10178.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Special Meeting of Stockholders Proxy Card - Cyclo Therapeutics, Inc.

DETACH PROXY CARD HERE TO VOTE BY MAIL

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL LISTED PROPOSALS.

1.	To adopt the Agreement and Plan of Merger, dated as of August 21, 2024, among Cyclo Therapeutics, Inc. (“Cyclo”), Rafael Holdings, Inc. (“Rafael”), Tandem Therapeutics, Inc., a wholly owned subsidiary of Rafael (“First Merger Sub”), and Tandem Therapeutics, LLC, a wholly owned subsidiary of Rafael (“Second Merger Sub”), as may be amended from time to time, pursuant to which First Merger Sub will merge with and into Cyclo (the “First Merger”), and First Merger Sub will cease to exist, and Cyclo will become a wholly owned subsidiary of Rafael, and (ii) immediately following the First Merger, Cyclo will merge with and into Second Merger Sub, with Second Merger Sub surviving the subsequent merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve the adjournment from time to time of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1 or if there are insufficient shares of our common stock present or represented by proxy to constitute a quorum at the Special Meeting or any adjournment or postponement thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Date	Signature	Signature, if held jointly

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box at right and indicate your new address.

* SPECIMEN *	AC:ACCT9999	90.00

CYCLO THERAPEUTICS, INC.

Special Meeting of Stockholders [●], 2024

DETACH PROXY CARD HERE TO VOTE BY MAIL

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints N. Scott Fine and Jeffrey L. Tate and each of them, with full power of substitution, as proxy to represent and vote all shares of common stock, par value $0.0001 per share, of CYCLO THERAPEUTICS, INC. (the “Company,” “we,” “our,” and “us”) beginning on [●], 2024 in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) to be used at the Special Meeting of Stockholders (the “Special Meeting”) to be held on [●], 2024 at 10:00 a.m. (Eastern Daylight Time) and at any postponement of adjournment thereof. The Special Meeting will be held at Fox Rothschild LLP, 101 Park Avenue, 17th Floor, New York, New York 10178.

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted “FOR” each listed proposal.

Please check here if you plan to attend the Special Meeting of Stockholders on [●], 2024 at 10:00 a.m. (EDT).

PLEASE BE SURE TO SIGN REVERSE SIDE OR PROXY WILL NOT BE VALID

TEST ISSUE REF 1999